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                                                                       EXHIBIT 1


                          TYCO INTERNATIONAL GROUP S.A.

                      $1,500,000,000 6.375% Notes due 2011

                             Underwriting Agreement

October 23, 2001

To the Representatives named
in Schedule I hereto of the
Underwriters named in
Schedule II hereto

Ladies and Gentlemen:

     Tyco International Group S.A., a Luxembourg company (the "Company"), proposes to issue and sell to the underwriters named in Schedule II hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives"), the principal amount of its debt securities identified in
Schedule I hereto (the "Securities"), to be issued under the indenture specified in Schedule I hereto (the "Indenture") among the Company, Tyco International Ltd., a Bermuda company and the sole shareholder of the Company ("Tyco"), and the Trustee identified in Schedule I (the "Trustee"). The Securities will be unconditionally guaranteed by Tyco. If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms "Underwriters" and "Representatives", as used herein shall each be deemed to refer to such firm or firms.

     The Company and Tyco have prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement (the file number of which is set forth in Schedule I hereto) on Form S-3, relating to certain securities, including debt securities (the "Debt Securities") to be issued from time to time by the Company and guarantees to be issued by Tyco (the "Guarantees" and, together with the Debt Securities, the "Shelf Securities"). The Company and Tyco also have filed with, or propose to file with, the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement specifically relating to the Securities and the Guarantees. The registration statement, as amended to the date of this Agreement, is hereinafter referred to as the "Registration Statement" and the related prospectus covering the Shelf Securities in the form first used to confirm sales of the Securities and the Guarantees is hereinafter referred to as the "Basic Prospectus". The Basic Prospectus as supplemented by the prospectus supplement specifically relating to the Securities and the Guarantees in the form first used to confirm sales of the Securities is hereinafter referred to as the "Prospectus". If the


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Company and Tyco have filed an abbreviated registration statement pursuant to
Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, the Basic Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") on or before the date of this Agreement or the date of the Basic Prospectus or the Prospectus, as the case may be; and any reference to "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus or the Prospectus shall be deemed to refer to and include any documents filed under the Exchange Act after the date of this Agreement, or the date of the Basic Prospectus or the Prospectus, as the case may be, which are deemed to be incorporated by reference therein; provided, however, that documents incorporated by reference shall not be deemed to include any document filed by the Company or Tyco under the Exchange Act to the extent that it is superseded in whole or in part by any document subsequently filed by the Company or Tyco pursuant to the Securities Act or the Exchange Act. For purposes of this Agreement, all references to the Registration Statement and the Prospectus, or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"). This Agreement, the Indenture, the Securities, the Guarantees and each other agreement or document delivered or related hereto or thereto are sometimes hereinafter referred to as the "Transaction Documents."

     The Company and Tyco hereby agree with the Underwriters as follows:

     1. The Company agrees to issue and sell the Securities and Tyco agrees to issue the Guarantees to the several Underwriters as hereinafter provided, and each Underwriter, on the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Company the respective principal amount of Securities set forth opposite such Underwriter's name in Schedule II hereto at the purchase price set forth in Schedule I hereto plus accrued interest, if any, from the date specified in Schedule I hereto to the date of payment and delivery.

     2. The Company and Tyco understand that the several Underwriters intend (i) to make a public offering of their respective portions of the Securities and the Guarantees and (ii) initially to offer the Securities and the Guarantees upon the terms set forth in the Prospectus.

     3. Payment for the Securities shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives no later than noon on the Business Day (as defined below) prior to the Closing Date (as defined below), on the date and at the time and place set forth in
Schedule I hereto (or at such other time and place on the same or such other date, not later than the fifth Business Day thereafter, as you and the Company may agree in writing). As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City. The time and date of such payment and delivery with respect to the Securities are referred to herein as the "Closing Date".


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     Payment for the Securities shall be made against delivery to the nominee of
The Depository Trust Company for the respective accounts of the several Underwriters of one or more global notes (the "Global Notes") representing the Securities, with any transfer taxes payable in connection with the transfer to the Underwriters of the Securities duly paid by the Company. The Global Notes will be made available for inspection by the Representatives at the offices of Milbank, Tweed, Hadley & McCloy LLP, One Chase Manhattan Plaza, New York, New York 10005, not later than 4:00 p.m., New York City time, on the Business Day prior to the Closing Date.

     4. The Company and Tyco, jointly and severally, represent and warrant to each Underwriter as follows:

        (a) Registration Statement. The Company and Tyco meet the requirements
            ----------------------
for use of the Form S-3 under the Securities Act in respect of the registration of the Securities and the Guarantees; the Registration Statement has been declared effective by the Commission under the Securities Act; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company or Tyco, threatened by the Commission and any request on the part of the Commission for additional information has been complied with; and the Registration Statement and Prospectus (as amended or supplemented if the Company and Tyco shall have furnished any amendments or supplements thereto) comply, or will comply, as the case may be, in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Trust Indenture Act"), and do not and will not, as of the applicable effective date of the Registration Statement and any amendment thereto and as of the date of the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus and any amendment or supplement thereto, in the light of the circumstances under which they were made) not misleading, and the Prospectus, as amended or supplemented at the Closing Date, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties shall not apply to (i) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee, and (ii) statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company or Tyco by such Underwriter through the Representatives expressly for use therein; each Prospectus, including any amendment or supplement thereto, delivered to the Underwriters for use in connection with the offering contemplated hereby were identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T of the Securities Act.

        (b) Incorporated Documents. The documents incorporated by reference in
            ----------------------
the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements


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therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (c) Independent Accountants. The accountants who certified the
             -----------------------
financial statements and supporting schedules included or incorporated by reference in the Registration Statement are independent public accountants with respect to the company whose financial statements are the subject of such certification within the meaning of Regulation S-X under the Securities Act.

         (d) Financial Statements of Tyco. The financial statements, and the
             ----------------------------
related schedules and notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of Tyco and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their consolidated cash flows for the periods specified; said financial statements have been prepared in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis, except as otherwise disclosed therein, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein; the pro forma financial information, and the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus has been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and is based upon good faith estimates and assumptions believed by Tyco to be reasonable; and the selected financial data included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement.

         (e) No Material Adverse Change in Business. Since the respective dates
             --------------------------------------
as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no change with respect to the Company or Tyco that would result in a Material Adverse Effect (as defined below) to the Company or Tyco, respectively, and (B) there have been no transactions entered into by Tyco or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to Tyco and its subsidiaries as a whole. For purposes of this Agreement, "Material Adverse Effect" with respect to an entity means a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the entity and its consolidated subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

         (f) Good Standing of the Company. The Company has been duly
             ----------------------------
incorporated and is validly existing under the laws of Luxembourg and has corporate power and authority to own, lease or operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and each other


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Transaction Document to which it is a party or by which it is bound; and the
Company is duly qualified to transact business in each other jurisdiction in which such qualification is required, whether by reason of the conduct of its business or its ownership or leasing of property, except to the extent where the failure to be so qualified would not result in a Material Adverse Effect to the Company and its subsidiaries, considered as one enterprise.

         (g) Good Standing of Tyco. Tyco has been duly incorporated, is validly
             ---------------------
existing and is in good standing under the laws of Bermuda and has corporate power and authority to own, lease or operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and each other Transaction Document to which it is a party or by which it is bound; and Tyco is duly qualified to transact business in each other jurisdiction in which such qualification is required, whether by reason of the conduct of its business or its ownership or leasing of property, except to the extent where the failure to be so qualified would not result in a Material Adverse Effect to Tyco and its subsidiaries, considered as one enterprise.

         (h) Significant Subsidiaries. Each of Tyco's subsidiaries that is a
             ------------------------
"significant subsidiary" (as such term is defined in Rule 1-02 of Regulation S-X under the Securities Act), is duly and validly organized and existing as a company under the laws of its jurisdiction of incorporation or organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, is duly qualified as a foreign company to transact business and is in good standing (to the extent such concept exists in the applicable jurisdiction) under the laws of each jurisdiction in which the nature of its business or its ownership or leasing of its properties requires qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect; and, except as otherwise disclosed in the Registration Statement, all the outstanding shares of capital stock of each subsidiary of Tyco have been duly authorized and validly issued, are fully-paid and non-assessable, and are owned by Tyco, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims, except for non-material liens that have arisen in the ordinary course of business and, in the case of non-United States subsidiaries, for directors' qualifying shares, if any, and except where the failure to own such shares, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims would not have a Material Adverse Effect.

         (i) Capitalization of Tyco. Tyco had, as of the date indicated in the
             ----------------------
Prospectus, a duly authorized and outstanding capitalization as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization of Tyco" (except for subsequent issuances pursuant to reservations, agreements, employee benefit plans referred to in the Prospectus or pursuant to the exercise of any convertible securities or options referred to in the Prospectus); except as disclosed in the Prospectus, there are no holders of securities (debt or equity) of Tyco or any of its subsidiaries, or holders of rights, warrants or options to obtain securities of Tyco or any of its subsidiaries who have the right to request the Company or Tyco to register securities held by them under the Securities Act other than holders who have elected not to exercise their rights or whose securities have been so registered.

         (j) Authorization of this Agreement. This Agreement has been duly
             -------------------------------
authorized, executed and delivered by each of the Company and Tyco.



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         (k) Authorization of the Securities. The Securities have been duly
             -------------------------------
authorized by the Company and when duly authenticated by the Trustee and executed and delivered in accordance with the Indenture and paid for by the Underwriters in accordance with this Agreement, will be duly and validly executed, issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture.

         (l) Authorization of the Guarantees. The Guarantees have been duly
             -------------------------------
authorized by Tyco and when the Guarantees and the Securities have been duly authenticated by the Trustee and executed and delivered in accordance with the Indenture and paid for by the Underwriters in accordance with this Agreement, the Guarantees will have been duly and validly executed, issued and delivered and will constitute valid and binding obligations of Tyco entitled to the benefits provided by the Indenture.

         (m) Description of the Securities, the Guarantees and the Indenture. As
             ---------------------------------------------------------------
of the Closing Date, the Securities, the Guarantees and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Prospectus.

         (n) Authorization of Indenture. The Indenture has been duly authorized
             --------------------------
by each of the Company and Tyco and, when duly executed and delivered by the Company, Tyco and the Trustee, will constitute a valid and binding agreement of each of the Company and Tyco, enforceable against each of the Company and Tyco in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         (o) Absence of Defaults and Conflicts. The execution, delivery and
             ---------------------------------
performance of this Agreement and each of the other Transaction Documents and any other agreement or instrument entered into or issued or to be entered into or issued by the Company or Tyco in connection with the transactions contemplated hereby or thereby or in the Prospectus and the consummation of the transactions contemplated herein and in the Prospectus (including the issuance and sale of the Securities and the Guarantees and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by each of the Company and Tyco with its respective obligations hereunder has been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or constitute a default or a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Tyco or any of its subsidiaries pursuant to, any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which Tyco or any of its subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of Tyco or any of its subsidiaries is subject, except for such conflicts, breaches or defaults or liens, charges or encumbrances that, singly or in the aggregate, are not reasonably likely to result in a Material Adverse Effect on Tyco and its subsidiaries, considered as one enterprise, or on the Company and its subsidiaries, considered as one enterprise, nor will such action result in any violation of the provisions of the


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memorandum of association or bye-laws of Tyco or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over Tyco or any of its subsidiaries or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption, conversion or repayment of all or a portion of such indebtedness by Tyco or any of its subsidiaries.

         (p) Absence of Further Requirements. No filing with, or authorization,
             -------------------------------
approval, consent, license, order, registration, qualification or decree ("Approvals") of, any court or governmental authority or agency is necessary or required for the performance by either the Company or Tyco of its respective obligations hereunder, in connection with the offering, issuance or sale of the Securities or the Guarantees hereunder or the consummation of the transactions contemplated by this Agreement or any other Transaction Document to which the Company or Tyco is a party or by which the Company or Tyco is bound, except such Approvals that will have been obtained, given or made as of the Closing Date.

         (q) Investment Company Act. Neither the Company nor Tyco is, and after
             ----------------------
giving effect to the issuance of the Securities, to the other transactions contemplated in the Prospectus and to the application of the net proceeds therefrom as described in the Prospectus will be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

         (r) Foreign Corrupt Practices Act. Neither the Company nor Tyco nor, to
             -----------------------------
the best of the Company's and Tyco's knowledge, any officer, director, employee, agent or shareholder thereof, in each case acting on behalf of the Company or Tyco, as the case may be, has done any act or authorized, directed or participated in any act, in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, applicable to such entity or person for which civil or criminal liability or penalties, as the case may be, could currently be imposed on the Company or Tyco.

         (s) No Foreign Exchange Controls. Except as disclosed in the
             ----------------------------
Prospectus, under current laws and regulations of Luxembourg and any political subdivision thereof, all principal, premium, if any, interest and other payments due or made on the Securities may be paid by the Company to the holder thereof in United States dollars or Luxembourg Francs that may be converted into foreign currency and freely transferred out of Luxembourg and all such payments made to holders thereof who are non-residents of Luxembourg will not be subject to income, withholding or other taxes under laws and regulations of Luxembourg or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Luxembourg or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Luxembourg or any political subdivision or taxing authority thereof or therein.

         (t) Choice of Law. The choice of law provisions set forth in this
             -------------
Agreement are legal, valid and binding under the laws of Luxembourg and Bermuda, respectively, and will



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be recognized and given effect to by the courts of Luxembourg and Bermuda, respectively (unless a court determined that doing so would be contrary to public policy in Luxembourg and Bermuda, respectively); each of the Company and Tyco has the legal capacity to sue and be sued in its own name under the laws of Luxembourg and Bermuda, respectively; each of the Company and Tyco has, under the laws of Luxembourg and Bermuda, respectively, the power to submit to the jurisdiction of the New York courts; the irrevocable submission of the Company and Tyco to the jurisdiction of the New York courts and the waiver by the Company and Tyco of any immunity and any objection to the venue of the proceeding in a New York court, included in this Agreement, are legal, valid and binding under the laws of Luxembourg and Bermuda, respectively; neither the Company nor Tyco or any of their respective assets is entitled to immunity (or any similar defense) from suit, execution, attachment or other legal process in Luxembourg and Bermuda, respectively; this Agreement is in proper legal form under the laws of Luxembourg and Bermuda, respectively, for the enforcement thereof against the Company and Tyco, respectively, and nothing in Luxembourg and Bermuda law, respectively, prevents suit upon this Agreement in the courts of Luxembourg and Bermuda, respectively; and it is not necessary (a) in order to enable the Underwriters to exercise or enforce their rights under this Agreement in Luxembourg and Bermuda, respectively, or (b) by reason of the entry into and/or the performance of this Agreement, that any of the Underwriters should be licensed, qualified, authorized or entitled to do business in Luxembourg and Bermuda, respectively.

     5. The Company and Tyco, jointly and severally, covenant and agree with each of the several Underwriters as follows:

        (a) The Company and Tyco shall file the Prospectus in a form approved by you pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second Business Day following the date of determination of the offering price of the Securities or, if applicable, such earlier time as may be required by Rule 424(b).

        (b) The Company and Tyco shall furnish to each Representative and counsel for the Underwriters, at the expense of the Company and Tyco, a signed copy of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits and documents incorporated by reference therein and, during the period mentioned in paragraph (g) below, shall furnish each of the Underwriters as many copies of the Prospectus (including all amendments and supplements thereto) and documents incorporated by reference therein as you may reasonably request.

        (c) From the date hereof and prior to the Closing Date, the Company and Tyco shall furnish you a copy of any proposed amendment or supplement to the Registration Statement or the Prospectus, for your review, and shall not file any such proposed amendment or supplement to which you reasonably and timely object.

        (d) Tyco shall file promptly, subject to the provisions of paragraph (c) above, all reports and any definitive proxy or information statements required to be filed by Tyco with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act during the period mentioned in paragraph (g) below.


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        (e) During the period mentioned in paragraph (g) below, the Company and
Tyco shall advise you promptly, and shall confirm such advice in writing, (i) when any amendment to the Registration Statement shall have become effective,
(ii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose known to the Company or Tyco and
(iv) of the receipt by the Company or Tyco of any notification with respect to any suspension of the qualification of the Securities and the Guarantees for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use their best efforts to prevent the issuance of any such stop order or notification and, if issued, to obtain as soon as possible the withdrawal thereof.

        (f) The Company and Tyco shall comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Securities and the Guarantees contemplated in this Agreement and in the Prospectus.

        (g) If, during such period after the first date of the public offering of the Securities and the Guarantees as in the opinion of counsel for the Underwriters a prospectus relating to the Securities and the Guarantees is required by law to be delivered in connection with sales of the Securities and the Guarantees by an Underwriter or dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, the Company and Tyco shall forthwith prepare and furnish, at the expense of the Company and Tyco, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

        (h) The Company and Tyco shall endeavor to qualify the Securities and the Guarantees for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Securities and the Guarantees; provided that neither the Company nor Tyco shall be required to file a general consent to service of process or qualify as a foreign corporation in any jurisdiction in which it is not so qualified or as a dealer in securities in any jurisdiction in which it is not so qualified or subject itself to taxation in respect of doing business in any jurisdiction in which it is not so subject.

        (i) The Company shall use the net proceeds received by the Company from the sale of the Securities pursuant to this Agreement in the manner specified in the Prospectus under "Use of Proceeds".

        (j) Tyco shall make generally available to its security holders and to you as soon as practicable an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of Tyco occurring after the "effective date" (as defined in Rule 158) of the Registration Statement.

        (k) So long as the Securities and the Guarantees are outstanding, the Company shall furnish to you, upon request, copies of all reports or other communications (financial or other) furnished to holders of Securities and the Guarantees, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange.

        (1) During the period beginning on the date hereof and continuing to and including the Business Day following the Closing Date, the Company and Tyco shall not offer, sell, contract to sell or otherwise dispose of any debt securities of or guaranteed by the Company or Tyco which are substantially similar to the Securities or the Guarantees without prior written consent of the Representatives; provided, that the foregoing restrictions shall not apply to any borrowings by the Company under its commercial paper program.

        (m) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company and Tyco shall pay or cause to be paid all reasonable and customary costs and expenses incident to the performance of their respective obligations hereunder, including without limiting the generality of the foregoing, all costs and expenses (i) incident to the preparation, issuance, execution, authentication and delivery of the Securities and the Guarantees, including any expenses of the Trustee, (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement and the Prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities and the Guarantees under the laws of such jurisdictions as the Underwriters may designate, including reasonable fees of counsel for the Underwriters and their disbursements, (iv) related to any filing with the National Association of Securities Dealers, Inc., (v) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Indenture, the Preliminary and Supplemental Blue Sky Memoranda and any Legal Investment Survey and the furnishing to the Underwriters and dealers of copies of the Registration Statement and the Prospectus, including mailing and shipping, as herein provided and (vi) payable to rating agencies in connection with the rating of the Securities, it being understood that the Company and Tyco shall not be responsible for the fees and expenses of counsel to the Underwriters except as explicitly set forth herein.

     6. The several obligations of the Underwriters hereunder shall be subject to the following conditions:

        (a) the representations and warranties of the Company and Tyco contained herein are true and correct on and as of the Closing Date as if made on and as of the Closing Date, and the Company and Tyco shall have complied with all agreements and all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date;

        (b) the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act; no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your satisfaction;

        (c) subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any downgrading, (ii) any intended or potential downgrading or (iii) any review or possible change that does not indicate an improvement in the rating accorded any securities of or guaranteed by the Company or Tyco by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

        (d) since the respective dates as of which information is given in the Prospectus there shall not have been any material change in the capital stock or long-term debt of Tyco or any of its subsidiaries, or any Material Adverse Effect otherwise than as set forth or contemplated in the Prospectus, the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities and the Guarantees on the terms and in the manner contemplated in the Prospectus; and neither Tyco nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus;

        (e) at the Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company or Tyco, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of an officer of the Company and a certificate of an officer of Tyco, in each case dated as of the Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 4 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Date, (iii) no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose have been instituted or are pending before or threatened by the Commission and (iv) the Company or Tyco, as the case may be, has complied with all agreements and satisfied all conditions set forth herein on its part to be performed or satisfied at or prior to the Closing Date;

        (f) the Representatives shall have received the favorable opinion, dated such Closing Date, of Mark A. Belnick, Executive Vice President and Chief Corporate Counsel of Tyco, substantially to the effect set forth in Exhibit A hereto.

        (g) the Representatives shall have received the favorable opinion, dated the Closing Date, of Wilmer, Cutler & Pickering, special U.S. counsel for the Company and Tyco, substantially to the effect set forth in Exhibit B hereto;

        (h) the Representatives shall have received the favorable opinion, dated the Closing Date, of Beghin & Feider en association avec Allen & Overy, special Luxembourg counsel for the Company, substantially to the effect set forth in Exhibit C hereto;

        (i) the Representatives shall have received the favorable opinion, dated the Closing Date, of Appleby Spurling & Kempe, special Bermuda counsel for Tyco, substantially to the effect set forth in Exhibit D hereto;

        (j) on the Closing Date, the Representatives shall have received a letter, dated the Closing Date, from PricewaterhouseCoopers with respect to the financial information included or incorporated by reference in the Registration Statement and the Prospectus pertaining to the Company and Tyco, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants' "comfort letters" in transactions similar to the transaction contemplated hereby with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

        (k) the Representatives shall have received on and as of the Closing Date an opinion of Milbank, Tweed, Hadley & McCloy LLP, counsel to the Underwriters, with respect to the validity of the Indenture, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters; and

        (l) on or prior to the Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives shall reasonably request.

     7. The Company and Tyco, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including without limitation the reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company or Tyco shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company or Tyco by such Underwriter through the Representatives expressly for use therein.

     Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, Tyco and their respective directors and officers who sign the Registration Statement and each person who controls either of the Company or Tyco within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company and Tyco to each Underwriter, but only with reference to information relating to such Underwriter furnished to the Company and Tyco by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus or any amendment or supplement thereto.

     If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters and such control persons of Underwriters shall be designated in writing by the first of the named Representatives on Schedule I hereto and any such separate firm for the Company, Tyco and their respective directors and officers who sign the Registration Statement and such control persons of the Company and Tyco shall be designated in writing by the Company and Tyco. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement unless the Indemnifying Person in good faith shall be contesting the reasonableness of such fees and expenses (but only to the extent so contested) or the entitlement of the Indemnified Person to indemnification under the terms of this Section 7. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

     If the indemnification provided for in the first and second paragraphs of this Section 7 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and Tyco on the one hand and the Underwriters on the other hand from the offering of the Securities and the Guarantees or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and Tyco on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and Tyco on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Securities and Guarantees (net of underwriting discounts and commissions but before deducting expenses) received by the Company and Tyco and the total underwriting discounts and the commissions received by the Underwriters bear to the aggregate public offering price of the Securities and Guarantees. The relative fault of the Company and Tyco on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and Tyco or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, Tyco and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amount of the Securities set forth opposite their names in
Schedule II hereto, and not joint.

     The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

     The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company and Tyco set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, Tyco, their respective officers or directors or any other person controlling the Company or Tyco and (iii) acceptance of and payment for any of the Securities and the Guarantees.

     8. Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of the Representatives, by notice given to the Company or Tyco, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of or guaranteed by the Company or Tyco shall have been suspended on any exchange or in any over-the-counter market,
(iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and which, in the judgment of the Representatives, makes it impracticable to market the Securities and the Guarantees on the terms and in the manner contemplated in the Prospectus.

     9. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities which it or they have agreed to purchase under this Agreement, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in
Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 9 by an amount in excess of one-tenth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased, and arrangements satisfactory to you, the Company and Tyco for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or Tyco. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     10. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or Tyco to comply with any material terms or to fulfill any of the material conditions of this Agreement, or if for any reason the Company or Tyco shall be unable to perform its obligations under this Agreement, the Company and Tyco agree to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all customary out-of-pocket expenses (including the fees and expenses of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering of the Securities and the Guarantees.

     11. This Agreement shall inure to the benefit of and be binding upon the Company, Tyco, the Underwriters and any Indemnified Persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Securities from any Underwriter shall be deemed to be a successor or assign by reason merely of such purchase.

     Any action by the Underwriters hereunder may be taken by you jointly or by the first of the named Representatives set forth in Schedule I hereto alone on behalf of the Underwriters, and any such action taken by you jointly or by the first of the named Representatives set forth in Schedule I hereto alone shall be binding upon the Underwriters. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given at the address set forth in Schedule I hereto. Notices to the Company and Tyco shall be given as follows: if to the Company, to 6, avenue Emile Reuter, Second Floor, L-2420 Luxembourg, Facsimile No.: (352) 464-350, Attn: Managing Director; and if to Tyco, to The Zurich Centre, Second Floor, 90 Pitts Bay Road, Pembroke HM 08 Bermuda, Facsimile No.: (441) 295-9647,
Attention: Chief Corporate Counsel; with a copy, in either case, to Tyco International (US) Inc., One Tyco Park, Exeter, New Hampshire 03833, Facsimile
No.: (603) 778-2823, Attn: Chief Corporate Counsel.

     12. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

     The Company and Tyco hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and Tyco irrevocably appoint CT Corporation System, 1633 Broadway, New York, New York 10019, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company or Tyco, as applicable, by the person serving the same to the address provided in Section 12, shall be deemed in every respect effective service of process upon the Company or Tyco, as applicable, in any such suit or proceeding. The Company and Tyco further agree to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

     The obligation of the Company or Tyco in respect of any sum due to one or more of the Underwriters shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter or Underwriters of any sum adjudged to be so due in such other currency, on which (and only to the extent that) the Underwriter or Underwriters may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter or Underwriters hereunder, the Company and Tyco agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or Underwriters against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or Underwriters hereunder, such Underwriter or Underwriters agree to pay to the Company or Tyco an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or Underwriters hereunder.

     To the extent that either the Company or Tyco has or hereafter may acquire any immunity from jurisdiction of any court (including, without limitation, any court in the United States, the State of New York, Luxembourg, Bermuda or any political subdivision thereof) or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property or assets, this Agreement, or any other documents or actions to enforce judgments in respect of any thereof, it hereby irrevocably waives such immunity, and any defense based on such immunity, in respect of its obligations under the above-referenced documents and the transactions contemplated thereby, to the fullest extent permitted by law.

     13. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company or Tyco one of the counterparts hereof, whereupon it will become a binding agreement between the Company, Tyco and the Underwriters in accordance with its terms.

                              Very truly yours,

                              TYCO INTERNATIONAL GROUP S.A.


                              By:_______________________________
                                 Name:  Michelangelo Stefani
                                 Title: Managing Director

                              TYCO INTERNATIONAL LTD.


                              By:_______________________________
                                 Name:  Mark H. Swartz
                                 Title: Executive Vice President and
                                        Chief Financial Officer


Accepted:  October 23, 2001

BEAR, STEARNS & CO. INC.
CREDIT SUISSE FIRST BOSTON CORPORATION

as Representatives of the several Underwriters named in Schedule II hereto


By:  BEAR, STEARNS & CO. INC.

By:____________________________
   Name:
   Title:


By: CREDIT SUISSE FIRST BOSTON CORPORATION

By:____________________________
   Name:
   Title:

                                   SCHEDULE I

Representatives:                                Bear, Stearns & Co. Inc. and
                                                Credit Suisse First Boston Corporation

Underwriting Agreement Dated:                   October 23, 2001

Registration Statement No.:                     333-68508 and 333-68508-01

Terms of 6.375% Notes due 2011:

         Title of Securities:                   6.375% Notes due 2011 (the "Notes")

         Aggregate Principal Amount:            $1,500,000,000

         Purchase Price:                        99.32% of the principal amount of the Notes, plus
                                                accrued interest, if any, from October 26, 2011

         Price to Public:                       99.97% of the principal amount of the Notes, plus
                                                accrued interest, if any, from October 26, 2011

         Indenture:                             Indenture dated as of June 9, 1998 among the Company,
                                                Tyco and The Bank of New York, as Trustee, as
                                                supplemented by a Supplemental Indenture No. 20 among
                                                the Company, Tyco and the Trustee

         Final Maturity:                        October 15, 2011

         Interest Rate:                         6.375% per annum, accruing from October 26, 2001.

         Interest Payment Dates:                April 15 and October 15, commencing April 15, 2002

         Redemption:                            The Notes will be redeemable as set forth in the
                                                Prospectus Supplement dated October 23, 2001.

         Sinking Fund Provisions:               None

         Other Provisions:                      None

Closing Date and Time of Delivery:              October 26, 2001 at 9:00 a.m. (New York time)

Closing Location                                The offices of Milbank, Tweed, Hadley & McCloy LLP, One
                                                Chase Manhattan Plaza, New York, New York  10005

Address for Notices to Underwriters:            c/o Bear, Sterns & Co. Inc.

                                   SCHEDULE II

                                                                                Principal Amount of
      Underwriter                                                              Notes to be Purchased
      -----------                                                              ---------------------
      Bear, Stearns & Co. Inc.                                                      $562,500,000

      Credit Suisse First Boston Corporation                                         562,500,000

      ABN AMRO Incorporated                                                           47,500,000

      Banc of America Securities LLC                                                  47,500,000

      J.P. Morgan Securities Inc.                                                     47,500,000

      Lehman Brothers Inc.                                                            47,500,000

      Merrill Lynch, Pierce, Fenner & Smith Incorporated                              47,500,000

      Morgan Stanley & Co. Incorporated                                               47,500,000

      BNY Capital Markets, Inc.                                                       22,500,000

      McDonald Investments Inc.                                                       22,500,000

      Scotia Capital (USA) Inc.                                                       22,500,000

      TD Securities (USA) Inc.                                                        22,500,000
                                                                                  --------------

           Total                                                                  $1,500,000,000
                                                                                  ==============